Exhibit 99.1

Summit Materials Announces CEO Succession Plan

Thomas W. Hill to Step Down as CEO and Director on September 1, 2020 and Serve in Consulting Role Through July 2023

Anne Noonan to be Named Chief Executive Officer and Director

DENVER – July 21, 2020 – Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced that Thomas W. Hill plans to step down from his role as President and Chief Executive Officer and as a member of the Board effective September 1, 2020. At that time, Anne Noonan will be appointed President and Chief Executive Officer and as a member of the Board. Mr. Hill will serve as a Senior Advisor through the end of the year. Commencing on January 1, 2021, Mr. Hill will transition into a consulting role through July 2023.

“When I founded Summit in 2009, I could not have imagined the growth and success the Company would achieve over the following 11 years, and it has been an honor to serve as CEO throughout this remarkable period,” said Mr. Hill. “Serving this Company alongside all of our talented team members has been the greatest privilege and the highlight of my professional career, and I am extremely proud of all that we have accomplished. I believe that now is the right time for the Company to transition to its next leader and I have great confidence in Anne, the strength of our team and the opportunities ahead. I look forward to working closely with Anne over the next few months, and for Summit’s continued success for many years to come.”

“On behalf of the entire Board, I would like to thank Tom for his visionary leadership, commitment and contributions to the Company since its inception,” said Howard L. Lance, Chairman of the Board. “Under his guidance and stewardship, Summit transformed from a small, private construction company into a public company with annual net revenues of $2 billion. We wish Tom all the best in his next chapter.”

Mr. Lance continued, “As Summit moves into its next phase of growth, we could not be more excited about appointing a CEO of Anne Noonan’s caliber to lead us forward. Anne brings with her to Summit proven leadership credentials and a strong track record. We are confident in Anne’s ability to take Summit to new heights and look forward to welcoming her to the team.”

Ms. Noonan commented, “Under Tom’s leadership, Summit has delivered outstanding operating results and is well positioned for future success. I am honored to be appointed CEO of Summit and look forward to working alongside Tom, the Board and the leadership team to create value for our stakeholders.”

Second Quarter 2020 Financial Results

In a separate press release issued today, Summit Materials announced financial results for its second quarter, which ended on June 27, 2020. The Company will host a conference call tomorrow, July 22, 2020, at 9:00 AM mountain time to discuss its financial results.

About Anne Noonan

Anne Noonan brings over 30 years of senior leadership experience at publicly traded materials companies. Most recently, Ms. Noonan served as President and Chief Executive Officer of OMNOVA Solutions Inc. (NYSE: OMN), a $760 million global producer of emulsion polymers, specialty chemicals, and decorative and functional surfaces, from November 2016 through January 2020. During her tenure, she transformed the company into a high performing specialty solutions provider demonstrating 31% revenue and 22.5% EBITDA growth in high value specialty markets. Ms. Noonan joined OMNOVA in September 2014 as President of its Performance Chemicals business segment. Prior to OMNOVA, Ms. Noonan spent 27 years at Chemtura Corporation, a global manufacturer of specialty chemicals. She most recently served as Senior Vice President and President of Chemtura’s Industrial Engineered Products business and previously held a dual role as Vice President of Strategic Business Development for Chemtura and President of its Great Lakes Solutions business. During her tenure with Chemtura, Ms. Noonan held leadership roles across a wide range of disciplines, from strategic marketing to product development and innovation, to mergers and acquisitions and general management. Ms. Noonan began her career as an analytical research chemist for a joint venture between Squibb-Linson, Tate & Lyle and McNeil Specialty Chemical Company.

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Ms. Noonan serves on the board of CF Industries, a global leader in nitrogen fertilizer manufacturing and distribution. She earned her Bachelor of Science Honors degree in chemistry and her Master of Science in organometallic chemistry from University College Dublin, Ireland.

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2020, each as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	the impact of the COVID-19 pandemic, or any similar crisis, on our business;
-	our dependence on the construction industry and the strength of the local economies in which we operate;
-	the cyclical nature of our business;
-	risks related to weather and seasonality;
-	risks associated with our capital-intensive business;
-	competition within our local markets;
-	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;
-	our dependence on securing and permitting aggregate reserves in strategically located areas;

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-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies;
-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;
-	costs associated with pending and future litigation;
-	rising prices for commodities, labor and other production and delivery inputs as a result of inflation or otherwise;
-	conditions in the credit markets;
-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
-	unexpected factors affecting self-insurance claims and reserve estimates;
-	our substantial current level of indebtedness, including our exposure to variable interest rate risk;
-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;
-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
-	climate change and climate change legislation or regulations;
-	unexpected operational difficulties;
-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and
-	potential labor disputes, strikes, other forms of work stoppage or other union activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Contacts

Summit Materials, Inc.

Mr. Brian Harris

Executive Vice President and Chief Financial Officer

brian.harris@summit-materials.com

Ms. Karli Anderson

Vice President, Investor Relations

karli.anderson@summit-materials.com

303-515-5152

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